Conformed Copy

                            CROSS--CONSENT AND WAIVER
                            -------------------------

     THIS CROSS--CONSENT AND WAIVER is made as of December 3, 2002, by and between Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Warburg Pincus Private Equity, VIII, L.P., a Delaware limited partnership ("Warburg").

                                   Background
                                   ----------

     WHEREAS, the Company, Gilead Sciences, Inc., a Delaware corporation ("Parent"); Simbolo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub") have entered into an Agreement and Plan of Merger dated December 3, 2002 (the "Acquisition Agreement"), pursuant to which Acquisition Sub will make a cash tender offer for any and all of the outstanding shares of the Company common stock (the "Offer") and, and after acquiring shares of the Company common stock pursuant to the Offer, Acquisition Sub will merger with and into the Company in accordance with the Acquisition Agreement and the Delaware General Corporation Law (the "Merger");

     WHEREAS, in order to induce Parent to enter into the Acquisition Agreement and to consummate the Offer and the Merger, concurrently with the execution and delivery of the Acquisition Agreement, certain stockholders of the Company, including Warburg, are executing agreements in favor of Parent and Acquisition Sub (the "Stockholder Agreements");

     WHEREAS, Warburg and the Company are party to that certain Purchase Agreement, dated August 24, 2001 (the "Purchase Agreement") and that certain Standstill Agreement dated August 24, 2002 (the "Standstill Agreement");

     WHEREAS, Section 8.5 of the Purchase Agreement grants Warburg the right to receive notice of the issuance of, and to purchase a pro rata interest in, any Proposed Securities (as such term is defined in the Purchase Agreement);

     WHEREAS, the Company may issue Proposed Securities implicating Warburg's rights under Section 8.5 of the Purchase Agreement in connection with the transactions contemplated by the Acquisition Agreement and in connection with the issuance of a related Convertible Promissory Note to Parent (the "Note");

     WHEREAS, Warburg desires to waive any and all rights they may have with respect to the issuance of Proposed Securities under the Purchase Agreement in connection with the transactions contemplated by the Acquisition Agreement and in connection with the issuance of the Note and of any shares of Company common stock issuable upon conversion thereof;

     WHEREAS, Section 1.1(b) of the Standstill Agreement prohibits Warburg from taking certain actions in connection with the voting of Company common stock beneficially owned by Warburg;

     WHEREAS, the Company desires to waive any and all rights it may have with respect to the execution and delivery by Warburg of a Stockholder Agreement in connection with the transactions contemplated by the Acquisition Agreement; and

     NOW, THEREFORE, each of the parties to this Cross--Consent and Waiver, intending to be legally bound, do hereby provide the following consents and waivers:

     1. Warburg hereby consents to the issuance of equity securities in connection with the Acquisition Agreement and/or the Note, including any shares of Company common stock issuable upon conversion thereof, and hereby waives any and all remedies otherwise available to it under the Purchase Agreement as a result of such issuance(s), including without limitation any rights to (a) notice of such issuance(s) or any transactions related thereto and (b) purchase shares of equity securities issued in connection with the Acquisition Agreement or the Note, including any Company common stock issuable upon conversion thereof.

     2. The Company hereby consents to the execution by Warburg of a Stockholder Agreement in connection with the Merger and hereby waives any and all remedies otherwise available to it under the Standstill Agreement as a result of the execution and delivery of the Stockholder Agreement by Warburg, including without limitation any rights to notice of such execution and delivery.

     This Cross--Consent and Waiver may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

                           [signature page to follow]


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


                  [signature page to Cross--Notice and Waiver]

     IN WITNESS WHEREOF, the parties hereto have caused this Cross--Consent and Waiver to be duly executed in its respective name by a duly authorized officer as of the day and year first above written.

                                        TRIANGLE PHARMACEUTICALS, INC.

                                        By:  /s/ Daniel G. Welch
                                             ----------------------
                                             Name:  Daniel G. Welch
                                             Title: Chairman and Chief Executive
                                                    Officer

                                        WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By:  Warburg Pincus & Co.

                                             By:  /s/ Jonathan Leff
                                                  -----------------
                                             Name:   Jonathan Leff
                                             Title:  Partner


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